UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 12, 2016

TubeMogul, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36543	51-0633881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 53rd Street, Suite 2

Emeryville, California 94608

(Address of principal executive offices, including zip code)

(510) 653-0126

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2016, TubeMogul, Inc., a Delaware corporation (the “Company”), entered into a Fourth Amendment to Amended and Restated Loan and Security Agreement with Silicon Valley Bank (“SVB”) (the “Amendment”). The Amendment amended certain terms of the Amended and Restated Loan and Security Agreement, dated August 21, 2013, by and between the Company and SVB, as amended, which provides for a growth capital facility and a revolving line of credit from SVB to the Company. Among other things, the Amendment (1) amended reporting obligations related to aged accounts receivable and accounts payable, (2) extended the maturity date for the existing $40.0 million revolving line of credit from April 1, 2017 to April 1, 2018, and (3) amended an existing adjusted quick ratio covenant to apply in the event gross profit falls below specified thresholds. Previously, the covenant applied in the event revenue fell below specified thresholds. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Amendment as set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2016, the Company entered into a stock option termination agreement (“Option Termination Agreement”) with Brett Wilson, the Company’s President and Chief Executive Officer, pursuant to which Mr. Wilson agreed to surrender and return to the Company for cancellation stock options to purchase a total of 693,063 shares of the Company’s common stock previously granted to him on November 12, 2014. Pursuant to the terms of the Option Termination Agreement, Mr. Wilson agreed that the surrender and cancellation of the options was without any understanding or expectation with respect to future grant of any option or other form of equity or non-equity compensation by the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to Amended and Restated Loan and Security Agreement entered into as of September 12, 2016 by and between the Company and SVB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUBEMOGUL, INC.

By:	/s/ Ron Will
Ron Will
Chief Financial Officer

Date: September 14, 2016